Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 and S-8 (Nos. 333-164810 and 333-156407) of China Agritech Inc. of our report dated March 31, 2010 with respect to the consolidated financial statements of China Agritech, Inc. and subsidiaries, which report appears in this Annual Report on Form 10-K of China Agritech Inc. for the year ended December 31, 2009.

/s/ Crowe Horwath LLP
Sherman Oaks, California
March 31, 2010